AMENDMENT NO. 1 TO RESTRICTED STOCK AGREEMENT

                          Crowley, Milner and Company
                           1992 Incentive Stock Plan

       This AMENDMENT NO. 1 TO RESTRICTED STOCK AGREEMENT ("Amendment No. 1") is made as of March 22, 1995 by and between CROWLEY, MILNER AND COMPANY, a Michigan corporation ("the Corporation"), and DENNIS P. CALLAHAN (the "Executive").

                                   Recitals

       1. Prior to the date hereof, the parties hereto entered into that certain Restricted Stock Agreement, dated August 24, 1994 (the "Agreement").

       2.    The parties hereto desire to amend the Agreement.

                                   Agreement

       NOW, THEREFORE, in consideration of these premises and subject to the terms and conditions contained herein and for other consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

       A. Performance Objectives. ANNEX A attached to the Agreement, relative to the performance objectives, is hereby deleted, amended and restated in its entirety as follows:

                                   "ANNEX A
                            Performance Objectives

       Effective as of January 28, 1995, February 3, 1996 and February 1, 1997, as the case may be (each of the foregoing a "Fiscal Year End Date"), one-third (1/3) of the shares in the Award (rounded downwards to the nearest whole number) shall be automatically forfeited to the Corporation and no longer considered part of the shares in the Award unless the performance objectives described below (the "Performance Objectives") are satisfied with respect to the fiscal year immediately preceding each such Fiscal Year End Date; in the event the Performance Objectives are satisfied, such one-third (1/3) portion of the shares in the Award not so forfeited shall be deemed vested effective as of such Fiscal Year End Date corresponding to such Performance Objectives (the "Vested Shares"):

             Fiscal Year Ending     Performance Objectives

             January 28, 1995       Net pre-tax earnings of $1.0 million*
             February 3, 1996       Net pre-tax earnings of $1.5 million*
             February 1, 1997       Net pre-tax earnings of $2.0 million*

       * The Corporation's independent certified public accountants shall determine whether the Performance Objectives have been satisfied for each period in question using generally accepted accounting principles then in effect, provided that, in each case, the Performance Objective shall be determined before giving effect to any charge related to the Award under this Agreement."

       B. Effective Date. The effective date of this Amendment No. 1 is January 28, 1995.

       C. Continuation of Agreement. Except as expressly modified or amended hereby, all of the terms and conditions of the Agreement shall continue and remain in full force and effect.

       D. Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

       E. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be treated as an original but all of which, collectively, shall constitute a single instrument.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 as of the day and year first above written.


                               CROWLEY, MILNER AND COMPANY,
                                 the Corporation

                               By: /S/ MARK A. VANDENBERG
                                  Mark A. VandenBerg, Vice President-Finance

                               /S/ DENNIS P. CALLAHAN
                               DENNIS P. CALLAHAN, the Executive